Exhibit (h)(1)(e)
Redacted
Fee Schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed

SIXTH AMENDMENT TO THE ABSOLUTE SHARES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS SIXTH AMENDMENT, effective as of September 1, 2023 (the “Effective Date”), to the Fund Administration Servicing Agreement dated as of June 11, 2014, as amended (the “Agreement”), is entered into by and between ABSOLUTE SHARES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees listed in Amended Exhibit B of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.Amended Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ABSOLUTE SHARES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Steven Van Solkema	By:	/s/ Jason Hadler
Name:	Steven Van Solkema	Name:	Jason Hadler
Title:	Principal Financial Officer and Treasurer	Title:	Sr. Vice President

Exhibit (h)(1)(e)
Amended Exhibit B to the Fund Administration Agreement – Absolute Shares Trust

New Trust/Fund Start-up & Registration Services Project Fee Schedule

Regulatory Administration Service Proposal - in support of external legal counsel
Full Start Up – New Registrant
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
Negotiated Fee - four funds and above

Above fees are applicable when all new funds are registered in same statutory prospectus.
(Excludes Trust counsel fee; subject to services provided, if applicable)
Full Start Up Services-
■ Product design assistance
■ Implementation project management
■ Formation of Delaware statutory trust
■ Preparation of declaration of trust and by-laws
■ Preparation of Prospectus, SAI, Part C (registration statement)
■ Preparation of Form N-8A to register as investment company
■ Preparation of initial trustee actions to organize trust and initial fund
■ Preparation of exhibits and other materials to be filed with the registration statement
■ Preparation of subscription agreement for statutory seed capital
■ Preparation of Rule 12b-1 distribution plan
■ Preparation of Form 8-A for listing shares on a securities exchange
■ Preparation of Inline XBRL exhibits
■ Taking of and preparation of written response to SEC comments
■ Other assistance as necessary and agreed upon
Additional Regulatory Administration Services – in support of external legal counsel
$[ ] per fund - Subsequent new fund launch, or as negotiated
Drafting SEC exemptive order application for required relief, as negotiated
Proxy Statement - as negotiated based upon specific requirements
$[ ] per sub-adviser - Additional fee for 2 or more sub-advisers

Note: External legal costs are not included in the above fees.

Fund startup and registration services project fee is paid for by the adviser and not the Fund(s).
Fund startup and registration fees are billed [ ]% following the selection of U.S. Bank and [ ]% 75 days after the preliminary registration statement is filed with the SEC.
Ongoing Annual Regulatory Administration Services – in support of external legal counsel
Includes annual registration statement update and drafting of supplements:
$[ ] for first four funds in same statutory prospectus
$[ ] for each of the next three funds in the same statutory prospectus
■     Fees negotiated for funds 8+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings

Exhibit (h)(1)(e)
Third party auditing
EDGAR/XBRL filing
All other Miscellaneous expenses

Exhibit (h)(1)(e)
Amended Exhibit B to the Fund Accounting Servicing Agreement – Absolute Shares Trust

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum where WBI Investments
("Adviser") acts as investment adviser to the fund(s).

Annual Minimum per Fund1            Basis Points on Trust AUM1
$[ ] for Funds [ ]-[ ]          [ ] on the first $[ ]
$[ ] for Funds [ ]-[ ]                  [ ] on the next $[ ]
$[ ] for Funds [ ]+              [ ] on the next $[ ]
                        [ ] on the balance
See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

This agreement shall exist for a period of 5 years, at which point it will renew yearly.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

¹ Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly

Exhibit (h)(1)(e)
Appendix A - Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)
Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)

$[ ] – Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporates, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities Money Market Instruments, Foreign Corporates, Governments and Agency Bonds, and High Yield Bonds
$[ ]- Bank Loans
$[ ] Intraday money market funds pricing, up to [ ] times per day
$[ ] per Month Manual Security Pricing (>[ ]per day)

■ Derivative Instruments are generally charged at the following rates:
● $[ ] - Interest Rate Swaps, Foreign Currency Swaps
● $[ ] - Swaptions
● $[ ] - Credit Default Swaps

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs and complex derivative instruments, which may result in additional swap set up fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action and Factor Services

Fee for ICE data used to monitor corporate actions

$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative
SEC Modernization Requirements
$[ ] per year, per Fund - Form N-PORT
$[ ] per year, per Fund - Form N-CEN
Chief Compliance Officer Support Fee
$[ ] per trust for each U.S. Bank service selected (administration, accounting, transfer agent, custodian) - CCO support annual fee

Chief Compliance Officer Support Fee includes the following services:
■ Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Testing of Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC/ SSAE audits of business lines

Exhibit (h)(1)(e)
■ Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act
■ Quarterly CCO teleconferences and other periodic events and webinars
■ CCO forums held periodically throughout the year in major cities
■ Annual client conference which includes CCO roundtable discussions

NOTE: the CCO Support team does NOT serve as the Fund CCO

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Exhibit (h)(1)(e)
Appendix B - Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client need and/or request)
Daily Compliance Services
■ $[ ] per fund group per year - Base fee
■ $[ ] per fund group - Setup

Section 18 Daily Compliance Testing (for derivatives and leverage)
$[ ] set up fee per fund complex
$[ ] per fund per month

Controlled Foreign Corporation (CFC)
■ $[ ] plus U.S. Bank Fee Schedule

C- Corp Administrative Services
■ $[ ] plus 1940 Act C-Corp - U.S. Bank Fee Schedule
■ $[ ] plus 1933 Act C-Corp - U.S. Bank Fee Schedule

Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
■ $[ ] for first four funds in same statutory prospectus
■ $[ ] for each of the next three funds in the same statutory prospectus
■ Fees negotiated for funds 8+
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
Additional 15(c) reporting is subject to additional charges
Standard data source - Morningstar; additional charges will apply for other data services
*Standard reporting packages for annual 15(c) meeting
● Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
● Performance reporting package: Peer Comparison Report
Equity & Fixed Income Attribution Reporting
■ Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Reporting (valuation reporting and support):
■ $[ ] per fund
Customized delivery of data:
■ TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal

Exhibit (h)(1)(e)
year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
The Base Fee includes the following core tax services: M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two). Additional services excluded from the Base Fee are:
■ $[ ] per year - Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■ $[ ] per additional estimate - Additional Capital Gain Dividend Estimates - (First two included in core services)
■ $[ ] per additional return - State tax returns - (First two included in core services)
Tax Reporting – C-Corporations
Federal Tax Returns
$[ ] - Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
Prepare Federal and State extensions (If Applicable) – Included in the return fees
$[ ] Per estimate - Prepare provision estimates
State Tax Returns
$[ ] per state return - Prepare state income tax returns for funds and blocker entities
$[ ] per state return - Sign state income tax returns

Assist in filing state income tax returns - Included with preparation of returns
■ $[ ] per fund - State tax notice consultative support and resolution

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Fees are calculated pro rata and billed monthly